                                                                   Exhibit 10.56


                              HOLDBACK AGREEMENT

     THIS HOLDBACK AGREEMENT (the "AGREEMENT") is entered into as of this 31st day of August 1999, by and among CNL AMERICAN PROPERTIES FUND, INC. a Maryland corporation ("APF"), and the signatories set forth on the signature page attached hereto (the "Stockholders").

                                   RECITALS:

     WHEREAS, pursuant to an Agreement and Plan of Merger dated as of the 11th day of March 1999, by and among APF, CFA Acquisition Corp., a Maryland corporation and wholly-owned subsidiary of APF ("Acquisition Corp."), CNL Fund Advisors, Inc., a Florida corporation (the "Advisor"), and CNL Group, Inc., a Florida corporation, Robert A. Bourne, Curtis B. McWilliams, John T. Walker, Howard Singer, and Steven D. Shackelford, the parties intend to consummate a merger (the "Advisor Merger") whereby Acquisition Corp. will be merged with and into the Advisor and the Advisor will be the surviving corporation;

     WHEREAS, pursuant to an Agreement and Plan of Merger dated as of the 11th day of March 1999, by and among APF, CFC Acquisition Corp., a Maryland corporation and wholly-owned subsidiary of APF ("Acquisition Corp1"), CFS Acquisition Corp., a Maryland corporation and wholly-owned subsidiary of APF ("Acquisition Corp2" and, together with Acquisition Corp1, the "Acquiring Entities"), CNL Financial Corp., a Florida corporation ("CNL Financial"), CNL Financial Services, Inc., a Florida corporation ("CNL Services"), CNL Group, Inc., a Florida corporation, Five Arrows Realty Securities L.L.C., a Delaware limited liability company, Robert A. Bourne, Curtis B. McWilliams and Brian Fluck, the parties intend to consummate (i) a merger whereby Acquisition Corp1 will be merged with and into CNL Financial and CNL Financial will be the surviving corporation and (ii) a merger whereby Acquisition Corp2 will be merged with and into CNL Services and CNL Services will be the surviving corporation (collectively, the "Finance Company Mergers" and together with the Advisor Merger, the "Mergers");

     WHEREAS, the Advisor, CNL Services and CNL Financial are hereinafter referred to as the "CNL Restaurant Businesses" and the Agreements and Plan of Merger setting forth the terms and conditions of the Mergers are hereinafter referred to as the "Merger Agreements";

     WHEREAS, in connection with the Mergers, the Stockholders are entitled to receive, pro rata based on their relative equity interests in the CNL Restaurant Businesses, an aggregate of 5,000,000 shares (the "Share Consideration") of APF common stock, $0.01 par value ("APF Common Shares"); and

     WHEREAS, the parties hereto have agreed that a portion of the Share Consideration to be received by the Stockholders in the Mergers will be placed in escrow in accordance with the terms of this Holdback Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

                                   ARTICLE I
                              HOLDBACK AGREEMENT

     1.1  Holdback.
          --------
       (a) At the closing of the Mergers (the "Closing"), upon surrender to APF of the CNL Restaurant Businesses common share certificates by the Stockholders for cancellation, together with any other required documents, the Stockholders shall receive, in accordance with the terms of the Merger Agreements, APF Common Shares, pro rata based on their relative equity interests in the CNL Restaurant Businesses as of the Closing, representing an aggregate of 4,800,000 APF Common Shares. The remaining balance of the Share Consideration consisting of 1,000,000 APF Common Shares (the "Share Balance") will be held by APF in escrow in accordance with the terms of this Agreement. APF will release a portion of the Share Balance to the Stockholders within 15 days after the end of each Payment Period (as defined below) beginning the first Payment Period following the Closing. For the purposes of this Section 1.1(a), a "Payment Period" shall mean the period beginning on the date of Closing and ending on December 31, 1999 and thereafter any of the following three month periods: (i) the period beginning on January 1 and ending on March 31; (ii) the period beginning on April 1 and ending on June 30; (iii) the period beginning on July 1 and ending on September 30; and (iv) the period beginning on October 1 and ending on December 31. Within 15 days after the end of each Payment Period, the number of APF Common Shares to be released by APF to the Stockholders out of the Share Balance will equal the product obtained by multiplying (i) the Share Balance by (ii) a fraction, the numerator of which is the aggregate dollar amount up to $750,000,000 of the investment by APF, its Subsidiaries and Affiliates in Completed New
Acquisitions (as defined below), Completed Development Projects (as defined below) and Completed Mortgage Loans (as defined below) during the preceding Payment Period and the denominator of which is $750,000,000. For the purposes of this Section 1.1(a), "Completed New Acquisitions" in each Payment Period include
(i) the cost or capitalized value of restaurant properties or interests therein purchased, leased or otherwise acquired by APF or its Subsidiaries or Affiliates (not including any acquisition of any of the "CNL Income Funds"), (ii) amounts funded and required to be funded by APF, its Subsidiaries or Affiliates for improvements constructed on or made in properties owned or held under lease or ground lease (iii) the capitalized value of all equipment leases made by APF, its Subsidiaries or Affiliates, and (iv) all amounts invested or loaned with respect to restaurant properties or equipment by any joint venture in which APF, a Subsidiary or an Affiliate owns an interest, where APF, a Subsidiary or an Affiliate manages the asset. "Completed Development Projects" in each Payment Period include (i) the entire cost of development projects (whenever commenced) owned by APF, a Subsidiary or an Affiliate as to which a certificate of occupancy is issued and, if leased to a sole or primary tenant, the tenant has accepted the premises; (ii) all profits recognized (on an accrual basis) from the sale by APF, its Subsidiaries and Affiliates, of development projects ("flips"); and (iii) fees due to APF, a Subsidiary or an Affiliate from development projects undertaken for any third parties. "Completed Mortgage Loans" in each Payment Period include (i) the face principal amount of closed mortgage loans made by APF, a Subsidiary or an Affiliate as to which initial funding has occurred and the mortgage has been filed for record in the appropriate recording office; (ii) the principal amount of closed equipment loans; and (iii) profits recognized (on an accrual basis) from loan securitizations of APF, its Subsidiaries and Affiliates.

       (b) The last Payment Period for which the Stockholders shall be entitled to receive APF Shares from the Share Balance shall be the earlier of (x) the date the aggregate dollar amount of Completed New Acquisitions, Completed Development Projects and Completed Mortgage Loans equals $750,000,000 or (y) 18 months following the date upon which the APF Common Shares are listed on the New York Stock Exchange or other stock exchange (the "Escrow Term"); provided,
                                                                 --------
however, APF agrees to extend the Escrow Term for up to an additional 6 month
-------
period following the Escrow Term if APF's Board determines that disrupted market conditions, including rises in interest rates and other factors beyond APF's control, have at any time(s) during the Escrow Term affected APF's attaining the $750,000,000 benchmark. Further, if on the date the Escrow Term (as extended, if extended) expires APF or any of its Subsidiaries or Affiliates had scheduled closings of new acquisitions, development projects and mortgage loans which did not occur before expiration of the Escrow Term but which, had they timely closed, would have been included in Completed New Acquisitions, Completed Development Projects or Completed Mortgage Loans and the closing of any of such transactions does occur within 30 days after the expiration of the Escrow Term, then for the purposes of this Section 1.1(a), those transactions which close within such 30 day period shall be included as Completed New Acquisitions, Completed Development Projects or Completed Mortgage Loans, as applicable.

       (c) In the event that the Share Balance has not been reduced to zero by the end of the Escrow Term, including any extension thereof, any rights of the Stockholders to the remainder of the Share Balance shall expire and become null and void and the APF Common Shares remaining in the Share Balance shall be returned to APF.

        (d) In the event of a Change in Control of APF, the APF Common Shares remaining Share Balance shall be immediately released to the Stockholders. For the purposes of this Agreement, a "Change in Control" means (i) the sale or transfer of all or substantially all of the assets of APF, whether in one transaction or a series of transactions, except a sale to a successor corporation in which the stockholders of APF immediately prior to the transaction hold, directly or indirectly, at least 50% of the total voting power of the successor corporation immediately after the transaction, (ii) any merger or consolidation between APF and another corporation immediately after which the stockholders of APF hold, directly or indirectly, less than 50% of the total voting power of the surviving corporation, (iii) the dissolution or liquidation of APF, (iv) the acquisition by any person or group of persons of direct or indirect beneficial ownership of APF Common Shares representing more than 40% of the common stock of APF, or (v) the date that the Board Changes. "Board Changes" means that by virtue of APF shareholder action or action of the APF Board of Directors (except for removal for due cause), James M. Seneff, Jr. and Robert A. Bourne cease to serve as Chairman and Vice Chairman, respectively, of the Board of Directors of APF.

       1.2  Fractional APF Common Shares.  No certificates representing
            -----------------------------
fractional APF Common Shares shall be issued upon surrender of any CNL Restaurant Businesses Common Share Certificates or the issuance of any shares comprising a part of the Share Balance. In lieu of any fractional APF Common Shares, there shall be paid to each holder or Stockholder who otherwise would be entitled to receive a fractional APF Common Share an amount of cash (without interest) determined by multiplying such fraction by $20.00.

                                  ARTICLE II
                               VOTING; DIVIDENDS


        2.1  Voting.  During the Escrow Term, the Stockholders shall be deemed
             ------
by APF to be the beneficial owners of the APF Common Shares retained in the Share Balance and shall be entitled to vote their pro rata portion of such APF Common Shares in connection with any matter requiring the approval of APF's stockholders.

        2.2  Dividends.  During the Escrow Term, APF shall pay dividends, when
             ---------
declared, with respect to the APF Common Shares retained in the Share Balance. All dividends paid with respect to the APF Shares retained in the Share Balance shall be paid directly to the stockholders according to their pro rata portion of the Share Balance.

        2.3  Appointment of Representative.  James M. Seneff, Jr. is hereby
             -----------------------------
appointed as the exclusive agent for each of the Stockholders to act on their behalf with respect to any and all matters arising under this Agreement or such other representative as may be hereafter appointed by a majority in interest of the Stockholders. Such agent is herein referred to as the "Representative." The Representative shall take, and the Stockholders agree that the Representative shall take, any and all actions which the Representative believes are necessary or appropriate under this Agreement for and on behalf of the Stockholders, as fully as if such parties were acting on their own behalf. APF shall have the right to rely upon all actions taken or omitted to be taken by the Representative pursuant to this Agreement, all of which actions or omissions shall be legally binding upon the Stockholders. The Representative, acting pursuant to this Section 2.3, shall not be liable to any Stockholder for any act or omission, except in connection with any act or omission that was the result of the Representative's bad faith or gross negligence.

                                  ARTICLE III
                                 MISCELLANEOUS

        3.1  No Third-Party Beneficiaries.  This Agreement shall not confer
             ----------------------------
any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

        3.2  Entire Agreement.  This Agreement (including the documents
             ----------------
referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

        3.3  Succession and Assignment.  This Agreement shall be binding upon
             -------------------------
and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of APF and the Stockholders; provided, however, that APF may (i) assign
                                      --------  -------
any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases APF nonetheless shall remain responsible for the performance of all of its obligations hereunder).

        3.4  Counterparts.  This Agreement may be executed in one or more
             ------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

        3.5  Notices.  All notices, requests, demands, claims, and other
             -------
communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given, as of the date two business days after mailing, if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth in the Merger Agreements. Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

        3.6  Governing Law.  This Agreement shall be governed by and construed
             -------------
in accordance with the laws of the State of FLORIDA without giving effect to any choice or conflict of law provision or rules (whether of the State of FLORIDA or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of FLORIDA.

        3.7  Amendments and Waivers.  No amendment of any provision of this
             ----------------------
Agreement shall be valid unless the same shall be in writing and signed by APF and the Stockholders. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

        3.8  Severability. Any term or provision of this Agreement that is
             ------------
invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

        3.9  Specific Performance.  Each of the parties acknowledges and
             --------------------
agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

        3.10 Separate Signature Pages.  Certain of the Stockholders are signing
             ------------------------
separate signature pages to this Agreement but all of the same comprise a part of this Agreement. Signed signature pages of any of such Stockholders transmitted by facsimile and attached to this Agreement shall be deemed to be executed originals.

                     [SIGNATURES ON FOLLOWING PAGES]

                                  SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                                  CNL Group, Inc.

                                                  By: /s/ Robert A. Bourne
                                                      ------------------------
                                                      Name: Robert A. Bourne
                                                      Title: President

                                                      /s/ Robert A. Bourne
                                                      ------------------------
                                                      Robert A. Bourne

                                                      /s/ James M. Seneff, Jr.
                                                      ------------------------
                                                      James M. Seneff, Jr.

                                                      /s/ Curtis B. McWilliams
                                                      ------------------------
                                                      Curtis B. McWilliams

                                                      /s/ John T. Walker
                                                      ------------------------
                                                      John T. Walker

                                                      /s/ Jeanne A. Wall
                                                      ------------------------
                                                      Jeanne A. Wall

                                                      /s/ Edgar J. McDougall
                                                      ------------------------
                                                      Edgar J. McDougall

                                                      /s/ Lynn E. Rose
                                                      ------------------------
                                                      Lynn E. Rose

                                                      /s/ Brian H. Fluck
                                                      ------------------------
                                                      Brian H. Fluck

                                                      /s/ Howard J. Singer
                                                      ------------------------
                                                      Howard J. Singer

                                                      /s/ Steven D. Shackelford
                                                      ------------------------
                                                      Steven D. Shackelford

                                                      /s/ Larry E. Goff
                                                      ------------------------
                                                      Larry E. Goff

                                                      /s/ Carole G. Miller
                                                      ------------------------
                                                      Carole G. Miller

                                                      /s/ Cary C. McDonald
                                                      ------------------------
                                                      Cary C. McDonald

                                                      /s/ Mark V. Petersen
                                                      ------------------------
                                                      Mark V. Petersen

                                                      /s/ Gary M. Ralston
                                                      ------------------------
                                                      Gary M. Ralston

                                                      /s/ Jonathan C. Evans
                                                      ------------------------
                                                      Jonathan C. Evans

                                                      /s/ Joseph Lewis
                                                      ------------------------
                                                      Joseph Lewis

                                                      /s/ James M. Kersey
                                                      ------------------------
                                                      James M. Kersey

                                                      /s/ Scott E. Larson
                                                      ------------------------
                                                      Scott E. Larson

                                     /s/ Timothy J. Manor
                                     ---------------------------------------
                                     Timothy J. Manor, as Trustee of
                                     The Robert A. Bourne Irrevocable
                                     Trust #1


                                     /s/ Kevin B. Habicht
                                     ---------------------------------------
                                     Kevin B. Habicht, as Trustee of
                                     The James M. Seneff, Jr. Irrevocable
                                     Trust #1


                                     /s/ Kevin B. Habicht
                                     ---------------------------------------
                                     Kevin B. Habicht, as Trustee of
                                     The James M. Seneff, Jr. Irrevocable
                                     Trust #2